SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 21, 2013

(Date of Report (Date of Earliest Event Reported))

EXTRA SPACE STORAGE INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32269	20-1076777
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2795 East Cottonwood Parkway, Suite 400

Salt Lake City, Utah 84121

(Address of Principal Executive Offices)

(801) 365-4600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 21, 2013, Extra Space Storage LP (the “Operating Partnership”), the operating partnership subsidiary of Extra Space Storage Inc. (the “Company”), issued $250.0 million aggregate principal amount of its 2.375% Exchangeable Senior Notes due 2033 (the “Notes”). The terms of the Notes are governed by an indenture, dated June 21, 2013 (the “Indenture”), among the Operating Partnership, as issuer, the Company, as guarantor, and Wells Fargo Bank, National Association, as trustee. A copy of the Indenture, including the form of Note and Guarantee of the Company, the terms of which are incorporated herein by reference, is attached as Exhibit 4.1 to this report.  See Item 2.03 below for additional information.

The Notes and the shares of common stock of the Company (“Common Stock”), if any, issuable in certain circumstances upon exchange of the Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Operating Partnership offered and sold the Notes to the initial purchasers of the Notes (the “Initial Purchasers”) in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act.

In connection with the issuance and sale of the Notes, the Operating Partnership and the Company also entered into a registration rights agreement with Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, in their capacity as the Initial Purchasers, dated June 21, 2013 (the “Registration Rights Agreement”). A copy of the Registration Rights Agreement, the terms of which are incorporated herein by reference, is attached as Exhibit 10.1 to this report.

Pursuant to the Registration Rights Agreement, the Company has agreed that it will:

•                  file a shelf registration statement (which shall be an automatic shelf registration statement if the Company is then a well-known seasoned issuer) with the Securities and Exchange Commission by December 18, 2013 to cover resales of the underlying shares of Common Stock of the Company that may be issuable upon exchange of the Notes;

•                  if the shelf registration statement is not an automatic shelf registration statement, use its reasonable efforts to have that registration statement declared effective by January 17, 2014; and

•                  use its reasonable efforts to keep the registration statement effective until the earlier of (1) the 20th trading day immediately following the maturity date of July 1, 2033, and (2) the date on which there are no longer any Notes or “restricted” shares (within the meaning of Rule 144 under the Securities Act) of Common Stock outstanding that have been issued upon exchange of any Notes.

If the Company does not meet these deadlines then, subject to certain exceptions, liquidated damages will accrue on the Notes to be paid semi-annually in arrears at a rate per annum equal to 0.50% of the principal amount of Notes to and including the 90th day following such registration default and 1.00% of the principal amount thereafter, for the period during which the registration default is not cured.

On June 18, 2013, the Company issued a press release regarding the pricing of the private placement of $250.0 million in aggregate principal amount of Notes. A copy of the press release is attached as Exhibit 99.1 to this report.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On June 21, 2013, the Operating Partnership issued $250.0 million aggregate principal amount of Notes. After deducting the Initial Purchaser’s commissions and estimated offering expenses, the Operating Partnership received approximately $244.7 million in net proceeds in connection with the issuance and sale of the Notes. The Notes are general unsecured senior obligations of the Operating Partnership and rank equally in right of payment with all other senior unsecured indebtedness of the Operating Partnership. Interest is payable on January 1 and July

1 of each year beginning January 1, 2014 until the maturity date of July 1, 2033. The Operating Partnership’s obligations under the Notes are fully and unconditionally guaranteed by the Company.

The Notes bear interest at 2.375% per annum and contain an exchange feature, which provides that the Notes may, under certain circumstances and during certain periods, be exchangeable at the option of holders for cash (up to the principal amount of the Notes) and, with respect to any excess exchange value, into cash, shares of Common Stock or a combination of cash and shares of Common Stock at an initial exchange rate of 17.9559 shares per $1,000 principal amount of Notes. At the initial exchange rate, the Notes are exchangeable for Common Stock at an exchange price of approximately $55.69 per share, representing an approximately 30% premium over the last reported sale price of the Common Stock on June 17, 2013, which was $42.84 per share. The Notes will be exchangeable only under the following circumstances:

•                  during any calendar quarter commencing after the calendar quarter ending on September 30, 2013 (and only during such calendar quarter), if the last reported sale price of the Common Stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is more than 130% of the exchange price on each applicable trading day;

•                  during the five business day period after any five consecutive trading day period in which the trading price per $1,000 principal amount of the Notes for each trading day of such period was less than 98% of the product of the last reported sale price of the Common Stock and the exchange rate on each such trading day;

•                  if the Notes have been called for redemption, at any time prior to the close of business on the second trading day immediately preceding the redemption date;

•                  upon the occurrence of specified corporate events; or

•                  regardless of the foregoing conditions, at any time from, and including, April 1, 2018 to the close of business on the business day immediately preceding July 1, 2018 and at any time on or after April 1, 2033 to the close of business on the business day immediately preceding the maturity date.

The Operating Partnership may redeem the Notes at any time to preserve the Company’s status as a real estate investment trust. In addition, on or after July 5, 2018, the Operating Partnership may redeem the Notes for cash, in whole or in part, at 100% of the principal amount plus accrued and unpaid interest, upon at least 30 days’ but not more than 60 days’ prior written notice to holders of the Notes, subject to certain conditions.

The holders of the Notes have the right to require the Operating Partnership to repurchase the Notes for cash, in whole or in part, on each of July 1, 2018, July 1, 2023 and July 1, 2028, and upon the occurrence of a fundamental change, in each case, for a repurchase price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest.

A “fundamental change” will be deemed to have occurred at the time that any of the following occurs:

•                  a “person” or “group” within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than the Company, its subsidiaries and its and their employee benefit plans, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the common equity of the Company representing more than 50% of the voting power of such common equity;

•                  the consummation of (1) any recapitalization, reclassification or change of Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, securities or property (including cash); (2) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock would be converted into securities or property (including cash); or (3) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its subsidiaries, taken as a whole, to any person other than one of the Company’s subsidiaries; provided that a transaction described in clause (2) in which the holders of all classes of the Company’s common equity immediately prior to such transaction own more than 50% of all common equity of the surviving corporation or transferee after such transaction in substantially the same proportions as such ownership immediately prior to such transaction will not be a fundamental change, and a fundamental change will not be deemed to have occurred if at least 90% of the consideration received or to be received by the Company’s stockholders in connection with such transaction consists of shares of common stock that are listed or quoted on any of the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors) and as a result of such transaction or transactions the Notes become exchangeable for such consideration;

•                  for so long as the Company is the sole owner of the general partner of the Operating Partnership immediately prior to any such transaction, persons who on June 17, 2013 constituted the board of directors of the Company, together with any new persons whose election was approved by a vote of a majority of the persons then still comprising the board of directors who were either members of the board of directors on June 17, 2013 or whose election, designation or nomination for election was previously so approved, cease for any reason to constitute a majority of the board of directors of the Company;

•                  the Company (or any successor thereto permitted pursuant to the terms of the Indenture) ceases to be the sole owner of the general partner of the Operating Partnership or ceases to control the Operating Partnership; provided, however, that the pro rata distribution by the Company to its stockholders of shares of its capital stock or shares of any of the Company’s other subsidiaries will not, in and of itself, constitute a fundamental change;

•                  the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Operating Partnership or the Company; or

•                  the Common Stock (or other common stock underlying the Notes) ceases to be listed or quoted on any of the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors).

Certain events are considered events of default, which may result in the accelerated maturity of the Notes, including:

•                  default in any payment of interest on any Note when due and payable and the default continues for a period of 30 days;

•                  default in the payment of principal of any Note when due and payable at its stated maturity, upon optional redemption, upon declaration of acceleration, upon any required repurchase or otherwise;

•                  the Operating Partnership’s failure to comply with its obligation to exchange the Notes in accordance with the Indenture upon exercise of a holder’s exchange right;

•                  the Operating Partnership’s failure to give a fundamental change notice or notice of a specified corporate transaction, in each case when due;

•                  the Operating Partnership’s failure to comply with certain of its obligations described in the Indenture relating to a consolidation, merger or sale of assets;

•                  the Operating Partnership’s failure for 60 days after written notice from the trustee or the holders of at least 25% in principal amount of the Notes then outstanding to comply with any of its other agreements contained in the Notes or the Indenture;

•                  default by the Operating Partnership, the Company or any of the Company’s significant subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $40,000,000 (or its foreign currency equivalent) in the aggregate of the Operating Partnership, the Company or any such significant subsidiary of the Company (1) resulting in such indebtedness becoming or being declared due and payable or (2) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, which indebtedness is not discharged, or such default in payment or acceleration is not rescinded, or remedied or cured by the Operating Partnership, the Company or the relevant significant subsidiary of the Company, or waived by the holders of the relevant indebtedness, in each case, within 30 days after written notice to the Operating Partnership from the trustee (or to the Operating Partnership and the trustee from holders of at least 25% in principal amount of the outstanding Notes);

•                  certain events of bankruptcy, insolvency or reorganization of the Operating Partnership, the Company or any of the Company’s significant subsidiaries;

•                  a final judgment for the payment of $40,000,000 (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) rendered against the Operating Partnership, the Company or any of the Company’s significant subsidiaries, which judgment is not discharged or stayed within 60 days after (1) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (2) the date on which all rights to appeal have been extinguished; or

•                  the Company repudiates its obligations under the guarantee or, except as permitted under the Indenture, the guarantee is determined to be unenforceable or invalid or ceases for any reason to be in full force or effect.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

4.1

Indenture, dated June 21, 2013, among Extra Space Storage LP, as issuer, Extra Space Storage Inc., as guarantor, and Wells Fargo Bank, National Association, as trustee, including the form of 2.375% Exchangeable Senior Notes due 2033 and the form of guarantee.

10.1	Registration Rights Agreement, dated June 21, 2013, among Extra Space Storage LP, Extra Space Storage Inc., Citigroup Global Markets Inc. and Wells Fargo Securities, LLC.

99.1	Press release dated June 18, 2013 regarding the pricing of the private placement of the Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2013	EXTRA SPACE STORAGE INC.

	By	/s/ P. Scott Stubbs
		Name:	P. Scott Stubbs
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1

Indenture, dated June 21, 2013, among Extra Space Storage LP, as issuer, Extra Space Storage Inc., as guarantor, and Wells Fargo Bank, National Association, as trustee, including the form of 2.375% Exchangeable Senior Notes due 2033 and the form of guarantee.

10.1	Registration Rights Agreement, dated June 21, 2013, among Extra Space Storage LP, Extra Space Storage Inc., Citigroup Global Markets Inc. and Wells Fargo Securities, LLC.

99.1	Press release dated June 18, 2013 regarding the pricing of the private placement of the Notes.